Exhibit 99.1

News release via Canada NewsWire, Toronto 416-863-9350

     Attention Business Editors:
     Vitran Corporation Inc. to present at Merrill Lynch 2008 Global
     Transportation Conference on June 18, 2008

     TORONTO, June 16 /CNW/ - Vitran Corporation Inc. (NASDAQ: VTNC, TSX:
VTN), a North American transportation and logistics firm, today announced that it is scheduled to present at the Merrill Lynch 2008 Global Transportation
Conference on Wednesday, June 18, 2008. Vitran President & Chief Executive
Officer Rick Gaetz will address the investment community at approximately 8:50
a.m. ET in New York City that morning.
     A live and archived webcast of the presentation will be available in the
'Investor Relations' section of www.vitran.com.

     About Vitran Corporation Inc.

     Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload, logistics, truckload, and freight brokerage services. To find out more about Vitran Corporation Inc.
(NASDAQ:VTNC, TSX:VTN), visit the website at www.vitran.com.

     %SEDAR: 00004231E          %CIK: 0000946823

     /For further information: Richard Gaetz, President/CEO, Sean Washchuk, VP
Finance/CFO, Vitran Corporation Inc., (416) 596-7664; Robert Rinderman, Steven
Hecht, Jaffoni & Collins Incorporated, (212) 835-8500 or VTNC(at)jcir.com/
     (VTNC VTN.)

CO:  Vitran Corporation Inc.

CNW 10:23e 16-JUN-08